QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.2

	Series B Cumulative Convertible Preferred Stock		Series B Cumulative Convertible Preferred Stock
NUMBER			SHARES
CMB 0828

THIS CERTIFICATE IS TRANSFERABLE IN THE CITY OF NEW YORK, NEW YORK OR IN NEW JERSEY
		[PICTURE]	SEE REVERSE FOR RESTRICTIONS ON TRANSFER AND DEFINITIONS.
CUSIP 226603 20 7
CRIIMI MAE INC. (INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND)
This Certifies that
is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK, PAR VALUE OF ONE CENT ($.01) EACH, OF

Criimi Mae Inc. transferable on the books of the Corporation by the owner in person, or by duly authorized attorney, upon the surrender of this Certificate properly endorsed or assigned. This Certificate and the shares represented hereby are subject to the laws of the State of Maryland and to the Articles of Incorporation and By-laws of the Corporation, as now or hereafter amended.
This Certificate is not valid unless countersigned and registered by the Transfer Agent and by the Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated
COUNTERSIGNED AND REGISTERED:
REGISTRAR AND TRANSFER COMPANY
(NEW JERSEY, TRANSFER
AGENT AND REGISTRAR
BY	[SEAL]
			/s/ Barry Blattman	/s/ Cynthia O. Azzara
	AUTHORIZED SIGNATURE		CHAIRMAN OF THE BOARD	TREASURER

CRIIMI MAE INC.

        Article EIGHTEENTH of the Corporation's Articles of Incorporation places certain restrictions on the ownership of the Corporation's capital stock, including limitations as to rights to acquire the Corporation's capital stock, in an aggregate amount in excess of 9.8% of the outstanding capital stock of the Corporation. The Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of (1) the designations, preferences, limitations, restrictions, and relative rights of the shares of each class authorized to be issued, (2) the variations in the relative rights and preferences between the shares of each series of preferred stock so far as the same have been fixed and determined, and (3) the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the transfer agent named on the face hereof or to the secretary of the Corporation.

NOTICE OF ELECTION TO CONVERT (CONVERTIBLE INTO COMMON STOCK)	FOR
The undersigned hereby irrevocably elects to convert	CONVERSION

shares of Series B Cumulative Convertible Preferred Stock, represented by the within certificate into shares of Common Stock of CRIIMI MAE INC. (as such shares may be constituted on the conversion date) in accordance with the provisions of the Articles of Incorporation, as amended, of the Corporation.	USE
Dated
ONLY
Signature

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT	—		Custodian
TEN ENT	—	as tenants by the entireties			(Cust)		(Minor)
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED,                                                                                                                            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
(Please print or typewrite name and address, including zip code of assignee)

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.
Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

        IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON CONVEYANCE FOR, AMONG OTHER THINGS, THE PURPOSE OF PRESERVING THE CORPORATION'S NOL UNDER SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, OR ANY SUCCESSOR STATUTE. EXCEPT AS OTHERWISE PROVIDED PURSUANT TO THE CHARTER OF THE CORPORATION, NO INDIVIDUAL OR ENTITY SHALL CONVEY ANY SHARES OF THE CAPITAL STOCK OF THE CORPORATION IF SUCH CONVEYANCE WOULD CAUSE (A) THE OWNERSHIP INTEREST PERCENTAGE OF THE TRANSFEREEOR ANY OTHER INDIVIDUAL OR ENTITY TO EQUAL FIVE PERCENT (5%) OR MORE, OR (B) ANY INCREASE IN THE OWNERSHIP INTEREST PERCENTAGE OF THE TRANSFEREE OR ANY OTHER INDIVIDUAL OR ENTITY IF THE OWNERSHIP INTEREST PERCENTAGE OF SUCH TRANSFEREE OR OF SUCH OTHER INDIVIDUAL OR ENTITY EQUALED FIVE PERCENT (5%) OR MORE BEFORE SUCH CONVEYANCE.

QuickLinks

Exhibit 4.2